Inuvo Announces Termination of Agreement and Plan of Merger with ConversionPoint Technologies Inc.

LITTLE ROCK, AR., June 21, 2019 (GLOBE NEWSWIRE) --  Inuvo, Inc. (NYSE American: INUV), a leading provider of marketing technology, powered by artificial intelligence that serves brands and agencies, today announced that it has mutually agreed with ConversionPoint Technologies Inc. to terminate the previously announced agreement under which ConversionPoint was to acquire Inuvo.

Rich Howe, Inuvo’s Chairman / CEO, commented, “With the termination of the agreement, we will immediately refocus resources away from integration planning to new opportunities that maximize the growth potential of the IntentKeyTM, while maintaining important ValidClick revenue streams. The IntentKeyTM Data Platform is a transformational artificial intelligence-based technology capable of identifying audiences with an unmatched precision. The documented performance has been outstanding. The proliferation of the IntentKeyTM is our number one priority.”

As part of the termination agreement, the $2.8 million break-up fee payable to Inuvo is to be settled by a combination of (i) terminating the outstanding 10% Senior Unsecured Subordinated Promissory Note issued by Inuvo to CPT Investments, LLC, an affiliate of ConversionPoint by no later than July 20, 2019 or payment of a cash fee, (ii) transfer of the assets of ConversionPoint’s ReTargeter business to Inuvo by no later than December 31, 2019 or payment of a cash fee, and (iii) the reimbursement of certain fees associated with the contingent settlement of certain lawsuits that resulted from the proposed merger by no later than September 15, 2019.

“While we firmly believed in the strategic merits of the combination with ConversionPoint Technologies, the difficult market conditions faced by ConversionPoint while attempting to secure the required financing for the transaction led us jointly to the conclusion that the transaction was unlikely to be funded by the pending July 12, 2019 deadline. We have already started the process of fulfilling ReTargeter accounts from the IntentKeyTM platform. We see all of these accounts as upsell opportunities.” added Rich Howe, Inuvo CEO.

About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to our prospects and opportunities after termination of the ConversionPoint merger agreement, expectations with respect to our lack of profitable operating history, changes in our business, the impact of ongoing litigation involving ConversionPoint and Inuvo, potential need for additional capital, fluctuations in demand, changes to economic growth in the U.S. economy, and government policies and regulations, including, but not limited to those affecting the Internet, and other factors, including but not limited to the “Risk Factors” set forth in the most current Form 10-K, Form 10-Q and 8-K reports filed by Inuvo with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Inuvo is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Relations:
KCSA Strategic Communications
Valter Pinto, Managing Director
(212) 896-1254
Valter@KCSA.com